CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-145256 on Form S-8 of our report dated March 31, 2010, relating to the financial statements of CyberDefender Corporation, appearing in this Annual Report on Form 10-K of CyberDefender Corporation for the year ended December 31, 2009.

/s/ KMJ Corbin & Company LLP
Costa Mesa, California
March 31, 2010